As filed with the Securities and Exchange Commission on December 29, 2023

Registration No. 033-80527

Registration No. 333-05575

Registration No. 333-22971

Registration No. 333-36791

Registration No. 333-48895

Registration No. 333-74779

Registration No. 333-31890

Registration No. 333-66490

Registration No. 333-106423

Registration No. 333-136603

Registration No. 333-146962

Registration No. 333-159461

Registration No. 333-231291

Registration No. 333-237478

Registration No. 333-272085

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 033-80527

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-05575

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-22971

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-36791

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-48895

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-74779

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-31890

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-66490

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-106423

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-136603

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-146962

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-159461

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-231291

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-237478

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-272085

UNDER THE SECURITIES ACT OF 1933

DISH Network Corporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0336997
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9601 S. Meridian Blvd. Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

ECHOSTAR COMMUNICATIONS CORPORATION 1995 STOCK INCENTIVE PLAN

ECHOSTAR COMMUNICATIONS CORPORATION 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

ECHOSTAR COMMUNICATIONS CORPORATION 401(K) EMPLOYEES' SAVINGS PLAN

ECHOSTAR COMMUNICATIONS CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN

ECHOSTAR COMMUNICATIONS CORPORATION 2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

ECHOSTAR COMMUNICATIONS CORPORATION 1999 STOCK INCENTIVE PLAN

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED 2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

SLING MEDIA, INC. 2004 STOCK PLAN

DISH NETWORK CORPORATION 2009 STOCK INCENTIVE PLAN

DISH NETWORK CORPORATION 2019 STOCK INCENTIVE PLAN

AMENDED AND RESTATED DISH NETWORK CORPORATION EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Timothy A. Messner

Executive Vice President, General Counsel and Secretary

DISH Network Corporation
9601 S. Meridian Blvd.
Englewood, Colorado 80112

(Name and Address of Agent for Service)

(303) 723-1000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed with the Securities and Exchange Commission by DISH Network Corporation, a Nevada corporation (the “Company”):

●	Registration Statement No. 033-80527, filed on December 19, 1995, pertaining to the registration of 80,000,000 shares of the Company’s Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), issuable under the EchoStar Communications Corporation 1995 Stock Incentive Plan;

●	Registration Statement No. 333-05575, filed on June 7, 1996, pertaining to the registration of 30,000 shares of Class A Common Stock issuable under the EchoStar Communications Corporation 1995 Nonemployee Director Stock Option Plan;

●	Registration Statement No. 333-22971, filed on March 7, 1997, pertaining to the registration of 55,000 shares of Class A Common Stock issuable under the EchoStar Communications Corporation 401(k) Employees' Savings Plan;

●	Registration Statement No. 333-36791, filed on September 29, 1997, pertaining to the registration of 100,000 shares of Class A Common Stock issuable under the EchoStar Communications Corporation 1997 Employee Stock Purchase Plan;

●	Registration Statement No. 333-48895, filed on March 30, 1998, pertaining to the registration of 80,000 shares of Class A Common Stock issuable under the EchoStar Communications Corporation 401(k) Employees' Savings Plan;

●	Registration Statement No. 333-74779, filed on March 19, 1999, pertaining to the registration of 65,000 shares of Class A Common Stock issuable under the EchoStar Communications Corporation 401(k) Employees' Savings Plan;

●	Registration Statement No. 333-31890, filed on March 7, 2000, pertaining to the registration of 60,000 shares of Class A Common Stock issuable under the EchoStar Communications Corporation 401(k) Employees' Savings Plan;

●	Registration Statement No. 333-66490, filed on August 1, 2001, pertaining to the registration of 250,000 shares of Class A Common Stock issuable under the EchoStar Communications Corporation 2001 Nonemployee Director Stock Option Plan;

●	Registration Statement No. 333-106423, filed on June 24, 2003, pertaining to the registration of 80,000,000 shares of Class A Common Stock issuable under the EchoStar Communications Corporation 1999 Stock Incentive Plan;

●	Registration Statement No. 333-136603, filed on August 11, 2006, pertaining to the registration of 1,000,000 shares of Class A Common Stock issuable under the Amended and Restated 1997 Employee Stock Purchase Plan and 1,000,000 shares of Class A Common Stock issuable under the Amended and Restated 2001 Nonemployee Director Stock Option Plan;

●	Registration Statement No. 333-146962, filed on October 26, 2007, pertaining to the registration of 409,417 shares of Class A Common Stock issuable under the Sling Media, Inc. 2004 Stock Plan;

●	Registration Statement No. 333-159461, filed on May 22, 2009, pertaining to the registration of 80,000,000 shares of Class A Common Stock issuable under the DISH Network Corporation 2009 Stock Incentive Plan;

●	Registration Statement No. 333-231291, filed on May 8, 2019, pertaining to the registration of 80,000,000 shares of Class A Common Stock issuable under the DISH Network Corporation 2019 Stock Incentive Plan;

●	Registration Statement No. 333-237478, filed on March 30, 2020, pertaining to the registration of 3,000,000 shares of Class A Common Stock issuable under the Amended and Restated DISH Network Corporation Employee Stock Purchase Plan; and

●	Registration Statement No. 333-272085, filed on May 19, 2023, pertaining to the registration of 3,000,000 shares of Class A Common Stock issuable under the Amended and Restated Employee Stock Purchase Plan.

The offerings contemplated by the Registration Statements have terminated, and the Company is no longer required to keep the Registration Statements effective.  These Post-Effective Amendments are being filed solely to remove from registration all 211,118,471 shares of Class A Common Stock under the Registration Statements that remain unsold and to terminate the effectiveness of the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on December 29, 2023.

DISH NETWORK CORPORATION

By:	/s/ Timothy A. Messner
Timothy A. Messner
Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hamid Akhavan	President and Chief Executive Officer (Chief Executive Officer)	December 29, 2023
Hamid Akhavan

/s/ Paul W. Orban	Executive Vice President and Chief Financial Officer (Chief Financial Officer)	December 29, 2023
Paul W. Orban

/s/ Charles W. Ergen	Chairman of the Board	December 29, 2023
Charles W. Ergen

/s/ Kathleen Q. Abernathy	Director	December 29, 2023
Kathleen Q. Abernathy

/s/ George R. Brokaw	Director	December 29, 2023
George R. Brokaw

/s/ Stephen J. Bye	Director	December 29, 2023
Stephen J. Bye

/s/ W. Erik Carlson	Director	December 29, 2023
W. Erik Carlson

/s/ James DeFranco	Director	December 29, 2023
James DeFranco

/s/ Cantey M. Ergen	Director	December 29, 2023
Cantey M. Ergen

/s/ Tom A. Ortolf	Director	December 29, 2023
Tom A. Ortolf

/s/ Joseph T. Proietti	Director	December 29, 2023
Joseph T. Proietti